EXHIBIT 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FIRST QUARTER 2016 RESULTS

- Reports Core FFO of $0.22 Per Fully Diluted Share -

- Leased 255,723 Square Feet of Office and Retail Space -

- Achieved a 50.9% Increase in Mark-To-Market Rent on New Manhattan Office Leases -

New York, New York, April 27, 2016 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the first quarter of 2016.

“Our strong first quarter results, including a 10% increase in Core FFO per share over the prior year, reflect the successful execution of our strategy to consolidate, redevelop and re-lease space to larger, higher credit quality tenants at materially higher rents,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer. “In the face of solid leasing demand, our newly renovated space, coupled with our relatively low in-place expiring rents, achieved market-leading spreads on new Manhattan office and retail leases, which exceeded 50% and 110%, respectively, this quarter. Prospective tenants are attracted to our value price point at our well located, amenity-rich office buildings.”

“Observatory revenues increased 16.5% over the first quarter of last year, which can be attributed in parts to increased tourist visits, favorable weather conditions, the calendar shift of Easter weekend to the first quarter of 2016, and our revenue mix. Finally, our low-levered balance sheet remains strong and supports our strategy to unlock the embedded, de-risked growth within our portfolio and create long term value for our shareholders, with whom our management team remains highly aligned. We had limited new net borrowings during the past year and continue to maintain high levels of liquidity.”

First Quarter Highlights

•	Achieved Core Funds From Operations (“Core FFO”) of $0.22 per fully diluted share and net income attributable to the Company of $0.06 per fully diluted share.

•	Occupancy and leased percentages at March 31, 2016:

•	Total portfolio was 88.2% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 89.8% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 86.4% occupied; including SLNC, the Manhattan office portfolio was 88.2% leased.

•	Retail portfolio was 91.4% occupied; including SLNC, the retail portfolio was 93.4% leased.

•	Empire State Building was 89.2% occupied; including SLNC, the Empire State Building was 90.7% leased.

•	Executed 47 leases, representing 255,723 rentable square feet across the total portfolio, achieving a 42.9% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 15 new leases representing 135,603 rentable square feet in the first quarter 2016 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 50.9% in mark-to-market rent over previous fully escalated rents.

•	The Empire State Building Observatory revenue for the first quarter 2016 grew 16.5% to $21.2 million from $18.2 million in the first quarter 2015.

•	Refinanced 10 Union Square East with a new 10 year, $50.0 million mortgage loan, reducing the interest rate from 6.0% to 3.7%, and generated net refinancing proceeds of approximately $29.8 million which were applied to pay down the Company’s credit facility.

•	Declared a dividend in the amount of $0.085 per share for the first quarter 2016, which was paid on March 31, 2016.

Financial Results for the First Quarter 2016

Core FFO was $58.2 million, or $0.22 per fully diluted share, compared to $52.7 million, or $0.20 per fully diluted share, in the first quarter of 2015.

Modified FFO was $57.5 million, or $0.22 per fully diluted share, compared to $50.8 million, or $0.19 per fully diluted share, in the first quarter of 2015.

FFO was $55.5 million, or $0.21 per fully diluted share, compared to $48.9 million, or $0.18 per fully diluted share, in the first quarter of 2015.

Net income attributable to common stockholders was $7.4 million, or $0.06 per fully diluted share, compared to $3.1 million, or $0.03 per fully diluted share, in the first quarter of 2015.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Portfolio Operations

As of March 31, 2016, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space and was 88.2% occupied. Percentage occupied was up 90 basis points from 87.3% at the end of the fourth quarter 2015, and up 60 basis points from 87.6% at the end of the first quarter 2015. Including SLNC, the Company’s portfolio was 89.8% leased at March 31, 2016.

The Company’s office portfolio (excluding the retail component of these properties), containing 9.4 million rentable square feet, was 88.0% occupied at the end of the first quarter 2016, up 130 basis points from the end of the fourth quarter 2015, and up 70 basis points from the end of the first quarter 2015. Including SLNC, the Company’s office portfolio (excluding the retail component of these properties) was 89.5% leased at March 31, 2016.

The Manhattan office portfolio (excluding the retail component of these properties), containing 7.5 million rentable square feet, was 86.4% occupied at the end of the first quarter 2016, up 150 basis points from the end of the fourth quarter 2015, and up 30 basis points from the end of the first quarter 2015. Including SLNC, the Company’s Manhattan office portfolio (excluding the retail component of these properties) was 88.2% leased at March 31, 2016.

The Company’s retail portfolio, containing approximately 721,000 rentable square feet, was 91.4% occupied at the end of the first quarter 2016, down 290 basis points from the end of the fourth quarter 2015, and up 20 basis points from the end of the first quarter 2015. Including SLNC, the Company’s retail portfolio was 93.4% leased at March 31, 2016.

Leasing

For the three months ended March 31, 2016, the Company executed 47 new, renewal, and expansion leases within the total portfolio, comprising 255,723 rentable square feet with an average starting rental rate of $61.63 per rentable square foot, representing an increase of 42.9% over the prior in-place rent on a fully escalated basis.

On a blended basis, the 41 new, renewal, and expansion office leases signed within the total portfolio during the quarter had an average starting rental rate of $52.29 per rentable square foot, representing an increase of 31.9% over the prior in-place rent on a fully escalated basis.

On a blended basis, the six new, renewal, and expansion retail leases signed within the total portfolio during the quarter had an average starting rental rate of $207.39 per rentable square foot, representing an increase of 108.5% over the prior in-place rent on a fully escalated basis.

Leases Signed in the First Quarter 2016 for the Manhattan Office Portfolio

•	15 new leases comprising 135,603 rentable square feet, with an average starting rental rate of $60.01 per rentable square foot, representing an increase of 50.9% over the prior in-place rent on a fully escalated basis, and

•	15 renewal leases, comprising 47,465 rentable square feet, with an average starting rental rate of $58.89 per rentable square foot, representing an increase of 29.6% over the prior in-place rent on a fully escalated basis.

Significant Leases Executed During the First Quarter 2016

•	At 250 West 57th Street, the Company signed a new lease for one and a half floors, totaling 38,000 rentable square feet, with the insurance provider Guildnet, for a term of 10.9 years.

•	At the Empire State Building, the Company signed a full floor 25,000 rentable square foot expansion lease with Shutterstock, for a term of 13.3 years. Shutterstock now leases over 105,000 rentable square feet.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. At March 31, 2016, the Empire State Building was 89.2% occupied; including SLNC, the Empire State Building was 90.7% leased.

During the first quarter 2016, the Company executed ten office leases at the Empire State Building, representing 56,818 rentable square feet in the aggregate and one retail lease representing 5,332 rentable square feet.

The Observatory revenue for the first quarter 2016 grew 16.5% to $21.2 million, from $18.2 million in the first quarter 2015. The Observatory hosted approximately 719,000 visitors in the first quarter 2016 compared to 622,000 visitors in the first quarter 2015, an increase of 15.6%. A portion of this increase can be apportioned to the shift of the Easter weekend to the first quarter in 2016 from the second quarter in 2015. In the first quarter 2016, there were two bad weather days which fell on a weekend. This compares to the first quarter 2015, in which there were nine bad weather days which fell on weekends.

Balance Sheet

At March 31, 2016, there was no outstanding balance on the Company’s $800.0 million unsecured revolving credit facility. The unsecured revolving credit facility has an accordion feature allowing for an increase in its maximum aggregate principal balance to $1.25 billion under certain circumstances.

At March 31, 2016, the Company had total debt outstanding of approximately $1.6 billion, with a weighted average interest rate of 4.14% per annum, and a weighted average term to maturity of 5.4 years. As of March 31, 2016, the Company had no debt maturing during 2016. The Company’s consolidated debt to total market capitalization was approximately 26% as of March 31, 2016 and consolidated net debt to EBITDA was 4.8x.

During the quarter, the Company refinanced at a lower rate its 6.0% $20 million mortgage loan on its 10 Union Square East property. The new $50 million mortgage loan has a ten year term and bears interest at a fixed rate of 3.7%. The additional proceeds were used to reduce amounts outstanding under the Company’s unsecured revolving credit facility. The Company expensed $0.2 million of unamortized deferred finance costs and incurred a $0.4 million prepayment penalty, which will be offset by interest cost savings.

Dividend

On March 31, 2016, the Company paid a dividend of $0.085 per share for the first quarter 2016 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the first quarter 2016 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, April 28, 2016 at 8:30 am Eastern time.

The webcast will be available in the Investors section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13634157. A replay of the conference call will be available until May 5, 2016.

The Supplemental Report will be available prior to the conference call in the Investors section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of March 31, 2016, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 721,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of the litigations and arbitration involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded OP Units; changes in technology and market competition, which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; our failure to obtain necessary outside financing, including our unsecured revolving credit facility; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site), including the cost of construction delays and cost overruns; and conflicts of interest affecting any of our senior management team.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues
Rental revenue	$114,908	$110,058
Tenant expense reimbursement	18,120	18,200
Observatory revenue	21,181	18,223
Construction revenue	—	1,607
Third-party management and other fees	545	446
Other revenue and fees	2,320	3,348

Total revenues	157,074	151,882

Operating expenses
Property operating expenses	39,104	42,027
Ground rent expenses	2,333	2,331
General and administrative expenses	10,918	9,100
Observatory expenses	7,755	7,402
Construction expenses	—	2,869
Real estate taxes	23,525	22,978
Acquisition expenses	98	—
Depreciation and amortization	39,227	41,418

Total operating expenses	122,960	128,125

Total operating income	34,114	23,757
Interest expense	(17,951)	(16,047)

Income before income taxes	16,163	7,710
Income tax benefit	542	178

Net income	16,705	7,888
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(9,043)	(4,516)

Net income attributable to common stockholders	$7,428	$3,138

Total weighted average shares

Basic	120,778	109,400

Diluted	266,641	265,810

Net income per share attributable to common stockholders
Basic	$0.06	$0.03

Diluted	$0.06	$0.03

For all periods presented, certain Empire State Building public relations costs previously included in property operating expenses are included in observatory expenses. For the three months ended March 31, 2016 and 2015, these costs were $1,012 and $425, respectively.

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net income	$16,705	$7,888
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	39,075	41,233

FFO attributable to common stockholders and non-controlling interests	55,546	48,887

Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	57,504	50,845

Prepayment penalty and deferred financing cost write-off	552	1,345
Acquisition expenses	98	—
Construction severance expenses, net of income taxes	—	480

Core FFO attributable to common stockholders and non-controlling interests	$58,154	$52,670

Total weighted average shares
Basic	266,134	265,810

Diluted	266,134	265,810

FFO per share
Basic	$0.21	$0.18

Diluted	$0.21	$0.18

Modified FFO per share
Basic	$0.22	$0.19

Diluted	$0.22	$0.19

Core FFO per share
Basic	$0.22	$0.20

Diluted	$0.22	$0.20

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	March 31,	December 31,
	2016	2015
Assets
Commercial real estate properties, at cost	$2,298,919	$2,276,330
Less: accumulated depreciation	(490,427)	(465,584)

Commercial real estate properties, net	1,808,492	1,810,746
Cash and cash equivalents	44,440	46,685
Restricted cash	60,165	65,880
Tenant and other receivables	14,828	18,782
Deferred rent receivables	127,148	122,048
Prepaid expenses and other assets	29,908	50,460
Deferred costs, net	304,977	310,679
Acquired below market ground leases, net	381,934	383,891
Goodwill	491,479	491,479

Total assets	$3,263,371	$3,300,650

Liabilities and equity
Mortgage notes payable, net	$772,015	$747,661
Senior unsecured notes, net	587,861	587,018
Unsecured term loan facility, net	262,640	262,545
Unsecured revolving credit facility, net	—	35,192
Accounts payable and accrued expenses	119,104	111,099
Acquired below market leases, net	96,245	104,171
Deferred revenue and other liabilities	26,802	31,388
Tenants’ security deposits	49,729	48,890

Total liabilities	1,914,396	1,927,964
Total equity	1,348,975	1,372,686

Total liabilities and equity	$3,263,371	$3,300,650